Exhibit 6

Execution

FINANCIAL ASSETS SECURITY AGREEMENT

(For Committed Facilities)

FINANCIAL ASSETS SECURITY AGREEMENT, dated as of December 15, 2014 (this “Agreement”), made by RICE ENERGY IRREVOCABLE TRUST, a Massachusetts irrevocable trust (the “Grantor”), to MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender” or “Secured Party”).

PRELIMINARY STATEMENTS.

(1) The Grantor and the Lender have entered into a Line of Credit Agreement, dated as of even date herewith (said Line of Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

(2) The Grantor (a) owns the certificated securities described on Exhibit A hereto (the “Pledged Shares”), and (b) may from time to time own additional security entitlements (the “Pledged Security Entitlements”) with respect to all of the financial assets and investment property (together with the Pledged Shares, the “Pledged Financial Assets”) credited from time to time to the Grantor’s account bearing Account No. 625-023954 (together with any successor account(s) that replaces or is established to supplement the aforesaid numbered account(s), collectively, the “Securities Account”), with Morgan Stanley Smith Barney acting on behalf of Lender as agent and securities intermediary (the “Securities Intermediary”) at its office at 1 New York Plaza, New York, NY 10004.

(3) It is a condition precedent to the making of any of the Advances by the Lender under the Credit Agreement that the Grantor shall have made the pledge and collateral assignment provided for in this Agreement.

(4) Capitalized terms not defined herein are used herein as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in the Uniform Commercial Code in effect in the State of New York (“N.Y. Uniform Commercial Code”) on the date hereof are used in this Agreement as such terms are defined in the N.Y. Uniform Commercial Code.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make any Advances under the Credit Agreement, the Grantor hereby agrees as follows:

Section 1. Grant of Security. The Grantor hereby collaterally assigns and pledges to the Lender, and hereby grants to the Lender a security interest in, the Grantor’s right, title and interest in and to the following (collectively, the “Collateral”):

(a) all of the following:

(i) the Pledged Shares, the Securities Account, all Pledged Security Entitlements with respect to all Pledged Financial Assets (including, without limitation, any cash and money market fund shares credited to the Securities Account) from time to time credited to the Securities Account, all Pledged Financial Assets from time to time credited to the Securities Account, and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets, in each case whether now existing or hereafter acquired by the Grantor and whether now or hereafter existing or arising; and

(ii) all additional investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, and (C) securities accounts) in which the Grantor has or acquires from time to time any right, title or interest in any manner by reason of the Grantor’s right, title or interest in or to any of the items set forth in the foregoing subparagraphs (i) and (ii), and the certificates or instruments, if any, representing or evidencing such investment property and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional investment property thereof, in each case whether now existing or hereafter acquired by the Grantor and whether now or hereafter existing or arising; and

(b) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this Section 1 and this clause (b) and, to the extent not otherwise included, all cash).

Section 2. Security for Obligations. (a) This Agreement secures the prompt payment and performance of all obligations of the Grantor to the Lender and its Affiliates arising out of or arising under or in respect of the Credit Agreement and the other Loan Documents to which it is a party, whether now or hereafter existing, whether absolute or contingent, disputed or undisputed, direct or indirect, including without limitation, all principal, interest, fees, indemnifications, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).

(b) After the Effective Date, so long as no Default has occurred and is continuing, the Grantor may make trades in the Securities Account, provided that, a Shortfall shall not result from such trade. Notwithstanding anything else in this Agreement to the contrary, so long as no Default has occurred and is continuing, the Grantor may, upon not less than ten (10) Business Days prior written notice, request that the Lender release its security interest in a designated portion of the Pledged Financial Assets, and the Lender shall release its security interest in such designated Pledged Financial Assets, provided that a Shortfall shall not result from such release.

Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the exercise by the Lender of any of the rights hereunder shall not release the Grantor from any duties or obligations under the contracts and agreements included in the Collateral and (b) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment collaterally assigned hereunder.

Section 4. Control of Collateral.

(a) For the purpose of giving the Lender control over the Pledged Shares and the Securities Account and in order to perfect the Lender’s security interests in the Collateral, the Grantor hereby consents to (w) Securities Intermediary acting as Lender’s agent to obtain control through delivery of the Pledged Shares and holding such Pledged Shares directly or through Securities Intermediary’s agent, (x) the Securities Intermediary entering into a control agreement with the Secured Party pursuant to which the Securities Intermediary agrees to accept and comply with entitlement orders and instructions from the Lender (or from any assignee or successor of the Lender) regarding the Pledged Shares and the Securities Account without further consent of the Grantor, but, in each case, only after the occurrence and during the continuance of (A) an Event of Default or (B) a Shortfall (y) the Securities Intermediary retitling the Securities Account in the name of the Lender for the benefit of the Grantor to further perfect and evidence the Lender’s security interest in the Securities Account granted pursuant to this Agreement and (z) the Securities Intermediary delivering to the Lender, in addition to the Grantor, account statements, trade confirmations and any other information relating to the Pledged Shares and the Securities Account. Without limiting the foregoing, the Grantor acknowledges, consents and agrees that, pursuant to a control agreement (the “Control Agreement”) entered into by and between the Lender, the Securities Intermediary and the Introducing Broker:

(i) the Securities Intermediary will comply with entitlement orders originated by the Lender regarding the Pledged Shares and the Securities Account without further consent from the Grantor but, in each case, only after the occurrence and during the continuance of (A) an Event of Default or (B) a Shortfall. The Securities Intermediary will treat all assets credited to the Securities Account, including money and credit balances, as financial assets for purposes of Article 8 of the N.Y. Uniform Commercial Code.

(ii) In order to enable the Grantor to trade certain Pledged Financial Assets in accordance with Section 2(b) above, the Securities Intermediary may comply with entitlement orders originated by the Grantor (or if so agreed by the Lender in its sole and absolute discretion, by an investment adviser designated by the Grantor and acceptable to the Lender and the Securities Intermediary) regarding the Securities Account given, if applicable, in the manner set forth in Section 4(c)(iv) below, but only until such time that the Lender notifies the Securities Intermediary that the Lender is asserting exclusive control over the Securities Account in accordance with this Agreement. After the Securities Intermediary has received a notice of exclusive control and has had a reasonable opportunity to comply, it will no longer comply with entitlement orders or instructions (including without limitation voting instructions) originated by the Grantor (or by any investment advisor designated by the Grantor) concerning the Securities Account. After receipt of a notice of exclusive control, the Securities Intermediary will comply with voting instructions from the Lender in respect of any Pledged Financial Assets. Notwithstanding the foregoing, however, and irrespective of whether Grantor has received any notice of exclusive control, the Grantor acknowledges and accepts that the Lender and the Securities Intermediary have procedures in place whereby any entitlement order originated by the Grantor (or by any investment advisor designated by the Grantor) to withdraw any Pledged Financial Assets from the Securities Account, pay any money, free credit balance or other amount owing on the Securities Account or trade any Pledged Financial Asset is subject to a process whereby the Lender assesses whether such withdrawal or trade would result in a Shortfall, and if so, may instruct the Securities Intermediary not to honor such a request. For the avoidance of doubt, nothing in the foregoing shall in any way affect the limitation of liability of the Securities Intermediary contained in Section 4(c) below.

(b) The Secured Party acknowledges, consents and agrees that it will not deliver or assert entitlement orders unless authorized or permitted to do so pursuant to Section 11(a)(iii) or otherwise under the Loan Documents when an Event of Default or a Shortfall has occurred and is continuing.

(c) The Grantor further acknowledges, consents and agrees that:

(i) To the extent that any provisions of this Agreement conflict with any provisions of the Grantor’s client agreements in respect of the Securities Account, the provisions of this Agreement shall control;

(ii) In respect of the Securities Account, the Securities Intermediary shall not be held responsible for (x) any decline in the market value of any Collateral or the failure to notify the Lender or the Grantor thereof or (y) its failure to take any action or action taken by it with respect to any Collateral, including, without limitation, permitting the Secured Party to withdraw Collateral from the Securities Account, or failing to permit the Grantor to trade within the Securities Account or withdraw Collateral from the Securities Account, except to the extent constituting or directly caused by the Securities Intermediary’s gross negligence or willful misconduct;

(iii) Without limiting the generality of the foregoing, the Securities Intermediary shall have no responsibility for interpreting any of the provisions of this Agreement or determining whether any trading or withdrawal of Pledged Financial Assets by the Grantor is permitted hereunder or would result in any Shortfall, and shall act solely on the instructions communicated to it via the Grantor in respect of any such trading or withdrawal; and

(iv) The Securities Intermediary and its successors and assigns shall be entitled to rely on the consents and agreements of the Grantor in this Section 4 as if such consents had been given directly to, and such agreements had been made directly with, such Securities Intermediary, successor or assign.

Section 5. Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Grantor is the one hundred percent (100%) legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Agreement or as otherwise permitted under the Credit Agreement.

(b) The Collateral consists of marketable securities of the type set forth in Column A of Exhibit A to the Credit Agreement which shall be acceptable to the Lender in its sole and absolute discretion.

(c) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Grantor, securing the payment of the Secured Obligations.

(d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Grantor of the pledge, collateral assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the pledge, collateral assignment and security interest created hereby (including, without limitation, the first priority nature of such pledge, collateral assignment or security interest), except for the actions described in Section 4 with respect to the Collateral, or (iii) for the exercise by the Lender of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except for filings required for the Grantor to comply with Section 16 of the Securities Exchange Act of 1934 or as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

Section 6. Further Assurances. The Grantor agrees that from time to time, at the expense of the Grantor, it will promptly execute and deliver all further instruments and documents (including, but not limited to, a signed Federal Reserve Form U-1 required under Regulation U as promulgated by the Board of Governors of the Federal Reserve System of the United States), and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any pledge, collateral assignment or security interest granted or purported to be granted by the Grantor hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Lender may reasonably request, all in reasonable detail.

Section 7. Voting Rights; Dividends; Etc. So long as no Event of Default or Shortfall shall have occurred and be continuing:

(a) The Grantor shall be entitled to make trades in the Securities Account (subject to the limitations set forth in Section 2(b) and Section 4) and exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose; provided, however, that the Grantor will not exercise and will refrain from exercising any such right if such action is prohibited by the provisions herein or would result in a Shortfall.

(b) The Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Collateral; provided, however, that any and all (i) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Collateral, (ii) dividends and other distributions paid or payable in cash in respect of such Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Collateral, shall be forthwith delivered to the Lender for deposit into the Securities Account and held therein as Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).

Section 8. Transfers and Other Liens. Except as otherwise provided in Section 7(a), the Grantor shall not, without the consent of the Lender, (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, collateral assignment and security interest created by this Agreement.

Section 9. Lender Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Lender as the Grantor’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument that the Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral, (c) to do all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do and (d) to promptly execute and deliver all further instruments and documents, and take all further action as contemplated by Section 6 hereof; provided, however, that except for actions to perfect any pledge, collateral assignment or security interest granted or purported to be granted by the Grantor hereunder, the Lender may take the actions described in this paragraph only after the occurrence and during the continuance of an Event of Default or a Shortfall.

Section 10. Lender May Perform; Duties.

(a) If the Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 12(c). The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

(b) Except for the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

Section 11. Remedies. If an Event of Default (which, for the avoidance of doubt shall mean an Event of Default as defined in the Credit Agreement) shall have occurred and be continuing:

(a) (i) All rights of the Grantor (A) to exercise or refrain from making trades in the Securities Account and to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7 of this Agreement shall cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7 of this Agreement, shall automatically cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by the Grantor contrary to the provisions of clause (i) of this Section 11(a) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender for deposit into the Securities Account as Collateral in the same form as so received (with any necessary endorsement).

(iii) The Lender shall be entitled to issue entitlement orders and send the Securities Intermediary a Notice of Exclusive Control (as defined in and under the Control Agreement), and, in connection therewith (A) cause the Securities Account to be re-registered in the Lender’s sole name or transfer the Securities Account to another broker/dealer in its sole name, (B) remove any Collateral from the Securities Account and register such Collateral or the Pledged Shares in its name or in the name of its broker/dealer, agent or nominee or any of their nominees, (C) exchange certificates representing any of the Collateral (including the Pledged Shares) for certificates of larger or smaller denominations, and (D) exercise any voting, conversion, registration, sale or other rights of a holder of any of the Collateral, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 12(c).

(b) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to the Lender pursuant to Section 12) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) The Lender may exercise any and all rights and remedies of the Grantor under or in respect of the Collateral.

(d) All payments received by the Grantor under or in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).

(e) In addition to the other rights and remedies provided for herein or otherwise available to the Lender, the Lender may exercise in respect of the Collateral all of the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral).

Section 12. Indemnity and Expenses. (a) The Grantor agrees to indemnify and hold harmless the Lender and each of its Affiliates, officers, directors, employees, agents and advisors (each an “Indemnified Party”) from and against any and all claims, losses and liabilities arising out of or in connection with or by reason of this Agreement or any of the transactions contemplated herein, except to the extent such claims, losses or liabilities result from such Indemnified Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) The Grantor hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or the other Loan Documents.

(c) The Grantor will, upon demand, pay to each applicable Indemnified Party the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that such Indemnified Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor, (iii) the exercise or enforcement of any of the rights of such Indemnified Party hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

Section 13. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Notices. All notices and other communications provided for hereunder shall be given as specified in the Credit Agreement.

Section 15. Continuing Security Interest; Assignment under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination in accordance with Section 16 hereof, (b) be binding upon the Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its respective successors, transferees and assigns. The Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement and/or any or all of the other Loan Documents to any other Person only in accordance with the provisions of the Credit Agreement and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender in this Agreement or otherwise.

Section 16. Termination. Upon the payment in full in cash of the Secured Obligations and the termination of the Commitment under the Credit Agreement, the pledge, collateral assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Lender will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 17. Security Interest Absolute.

(a) The obligations of the Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against the Grantor or any other Loan Party or whether the Grantor or any other Loan Party is joined in any such action or actions. All rights of the Lender and the pledge, collateral assignment and security interest hereunder, and all obligations of the Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i) Any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(ii) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Grantor or otherwise;

(iii) Any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(iv) Any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party;

(v) Any change, restructuring, revocation or termination of the organizational structure or existence of any Loan Party that is not an individual or the death or disability of any Loan Party that is an individual;

(vi) Any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to the Lender (the Grantor waiving any duty on the part of the Lender to disclose such information);

(vii) The failure of any other Person to execute this Agreement or any other Loan Document, guaranty or agreement or the release or reduction of liability of the Grantor or other grantor or surety with respect to the Secured Obligations; or

(viii) Any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Lender or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

Section 19. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles of New York State law other than § 5-1401 of the New York General Obligations Law, except to the extent that the perfection, the effect of perfection or nonperfection, and/or the priority of the security interest or remedies hereunder in respect of any particular Collateral is governed by the laws of a jurisdiction other than the State of New York.

(b) The Grantor (and the Lender by its acceptance hereof) hereby irrevocably and unconditionally submit, for themselves and their respective property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Grantor (and the Lender by its acceptance hereof) hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Grantor consents to the service of process of any and all process which may be served in any suit, action or proceeding by the mailing of copies of such process by certified mail, return receipt requested, to the Grantor at its address specified in Section 14 hereof. The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any other jurisdiction.

(c) The Grantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is or is to be a party in any New York State or federal court. The Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE GRANTOR AND THE LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY, THE ADVANCES OR THE ACTIONS OF THE LENDER OR ANY OF ITS AFFILIATES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 20. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21. Headings. Article, section and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

Section 22. Conflicts. In the event any section or provision hereunder is or shall come into conflict with any section or provision of the Credit Agreement, this Agreement shall control.

Section 23. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 24. Financial Advisor Disclaimer. The Grantor acknowledges and agrees that notwithstanding any advisory relationship that the Grantor may have with Morgan Stanley Smith Barney with respect to the Securities Account, no advisory relationship with Morgan Stanley Smith Barney exists with respect to the Revolving Facility and the Revolving Loan or in connection with the Grantor’s decision to enter into this Agreement and the other Loan Documents, or the Grantor’s decision to use the Securities Account as collateral for the Revolving Loan. The Grantor further acknowledges and agrees that neither Morgan Stanley Smith Barney nor any financial advisor(s) to the Grantor employed by or working as an agent of Morgan Stanley Smith Barney, has acted or is acting as an investment advisor in connection with the Grantor’s decision to enter into this Agreement and the other Loan Documents or the Grantor’s decision to obtain the Revolving Loan and the Grantor is solely responsible for his, her or its decision to enter into this Agreement and to pledge assets in the Securities Account under the Security Agreement and the other Collateral Documents.

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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed as of the date first above written.

RICE ENERGY IRREVOCABLE TRUST

By:	/s/ Jay D. Rosenbaum
Jay D. Rosenbaum Trustee

By:	/s/ Kathleen L. Peto
Kathleen L. Peto Trustee

Grantor’s Address Rice Energy Irrevocable Trust c/o Nixon Peabody LLP 100 Summer Street Boston, Massachusetts 02110 Attention: Jay D. Rosenbaum, Esq. Telecopy No.: 877-567-1974

EXHIBIT A

PLEDGED SHARES

Certificate No.	Shareholder	No. of Shares
002 of Rice Energy Inc.	Rice Energy Irrevocable Trust	6,750,000